UNITED STATES OF AMERICA
                               STATE OF MINNESOTA
                                COUNTY OF RAMSEY
                               CITY OF SAINT PAUL
                       HOUSING AND REDEVELOPMENT AUTHORITY
                            OF THE CITY OF SAINT PAUL


Number:  R-___                                                       $15,000,000


                        MULTIFAMILY HOUSING REVENUE BOND,
                                   SERIES 1987
                            (HIGHLAND RIDGE PROJECT)

 Interest               Maturity              Date of               Amendment
   Rate                   Date             Original Issue             Date
   ----                   ----             --------------             ----

See below            June 30, 2018        February 2, 1987       January 1, 1998


     KNOW ALL PERSONS BY THESE PRESENTS that the Housing and Redevelopment Authority of the City of Saint Paul, Minnesota in the County of Ramsey and the State of Minnesota (the "Issuer"), for value received, promises to pay to Charter Municipal Mortgage Acceptance Company (the "Fund") or registered assigns, but only from the Multifamily Housing Revenue Bond Fund (Highland Ridge Project) (the "Bond Fund") and solely from the sources and in the manner hereinafter provided and upon presentation and surrender hereof at the principal corporate trust office of the Trustee named below, the principal sum of

                               $15,000,000 DOLLARS

on the maturity date specified above, or, if this Bond is prepayable as stated below, on a prior date on which it shall have been duly called for redemption or purchase. Interest on said principal sum shall be paid to the Record Date Holder hereof, as defined below, solely from the Bond Fund, until the principal sum is paid or discharged, at the interest rates stated below and on the Interest Payment Dates stated below and shall accrue from the dated date specified above, or (in the case of transfer or exchange) as to interest of a particular type from the most recent Interest Payment Date to which interest of such type has been paid or provided for. The "Record Date Holder" is the person in whose name this Bond is registered in the Bond Register maintained by the Trustee named below or its


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successor in trust (the "Registered Holder" or "Holder" hereof) either (i) at the close of business on the 15th day of the month (whether or not a business day) next preceding each Interest Payment Date (the "Record Date"), irrespective of any transfer or exchange of such Bond subsequent to such Record Date and prior to such Interest Payment Date, or (ii) if the Issuer shall be in default in payment of interest due on such Interest Payment Date, at the close of business on a date (the "Special Record Date") for the payment of such defaulted interest established by notice mailed by the Trustee on behalf of the Issuer; notice of the Special Record Date shall be mailed not less than 15 days preceding the Special Record Date, to the Registered Holder at the close of business on the 5th day preceding the date of mailing. By the close of business of the last Business Day prior to any Interest Payment Date interest shall be payable by check or draft mailed to the Registered Holder at his address as it appears on the Bond Register on the Record Date or the Special Record Date, as the case may be. The principal of and interest and premium, if any, on this Bond are payable in lawful money of the United States of America.

     This Bond is one of a duly authorized issue and series in the original aggregate principal amount of $15,000,000 designated as "Multifamily Housing Revenue Bonds, Series 1987 (Highland Ridge Project)" (herein called the "Bonds"), issued under and all equally and ratable secured under an Indenture of Trust, dated as of February 1, 1987 (the "Indenture of Trust"), as amended and supplemented by a First Supplemental Indenture dated as of January 1, 1998 (the "Supplemental Indenture") (the Indenture of Trust and the Supplemental Indenture being herein referred to as the "Indenture"), duly executed and delivered by the Issuer to National City Bank of Minneapolis in Minneapolis, Minnesota (the "Trustee"), as successor in trust to First Trust National Association (formerly known as First Trust Company, Inc.) (the "1987 Trustee"), setting forth the terms upon which such Bonds are issued and are to be authenticated and delivered. Any capitalized terms used but not defined herein shall have the meaning given them in the Indenture.

     The Bonds are issued by the Issuer in the aggregate principal sum of $15,000,000 for the purpose of refunding, redeeming and prepaying, in part, a like principal amount of the Issuer's $25,000,000 Variable Rate Demand Purchase Multifamily Housing Revenue Bonds, Series 1985 (Shepard Park Project) (the "Prior Bonds") issued on December 31, 1985 for the purpose of financing the acquisition, construction and installation of the Project referred to below. $10,000,000 of the Prior Bonds were redeemed and prepaid from the Escrowed Proceeds of the Prior Bonds on the Closing Date of the Bonds. Upon issuance of the Bonds, the remaining proceeds of the Prior Bonds, together with the investment earnings on all Prior Bonds proceeds, were transferred (the "Transferred Proceeds") to the Construction Fund established for the purpose of making a loan (the "Loan") to Highland Ridge Limited Partnership, a Minnesota


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limited partnership (the "Company") under the provisions of a Loan Agreement dated as of February 1, 1987 by and between the Issuer and the Company (the "1987 Loan Agreement") as amended by the First Amendment to Loan Documents dated as of January 1, 1998 (the "Amendment") (the 1987 Loan Agreement as amended by the Amendment being herein referred to as the "Loan Agreement"), to finance the construction and acquisition of a multifamily housing development located in Saint Paul, Minnesota. The Company has agreed under the Loan Agreement to repay the Loan, together with interest thereon, in amounts and at times sufficient to pay the principal of, premium, if any, and interest on the Bonds as the same shall become due and payable (the "Basic Payments"). The Loan will be a "non-recourse" obligation of the Company. The purpose of the Loan was to finance a certain multifamily rental housing development (herein called the "Project"). Pursuant to the Indenture, the Issuer has assigned and pledged to the Trustee, for the equal and ratable benefit of the Holders of the Bonds, the Basic Payments due under said Loan Agreement. Payment of the principal of and interest on the Bonds is further secured by a Building Loan Mortgage and Security Agreement dated as of February 1, 1987 (the "Mortgage") from the Company, as mortgagor, to the 1987 Trustee, as mortgagee, an Assignment of Leases, Rents and Other Income dated as of February 1, 1987 (the "Assignment of Leases") between the Company and the 1987 Trustee, each as amended by the Amendment. The Company, 1987 Trustee and Issuer have entered into a Regulatory Agreement (the "Regulatory Agreement") dated as of February 1, 1987, also amended by the Amendment, requiring compliance with certain requirements of Federal and State law relating to the operation and maintenance of the Project as a multifamily housing development and as residential rental property. The Company had further executed and caused to be recorded a Certificate of Amendment dated as of February 1, 1987 to the Declaration of Restrictive Covenants (the "Declaration") dated as of December 1, 1985, constituting, as further amended by the Amendment, a covenant running with the land and requiring compliance with Federal and State requirements similar to those contained in the Regulatory Agreement. Reference is hereby made to the Loan Agreement, Mortgage, Assignment of Leases Regulatory Agreement, Declaration (each as amended by the Amendment) and Indenture (including the Supplemental Indenture and all other indentures supplemental thereto), for a description of the property encumbered and assigned, the provisions, among others, with respect to the nature and extent of the security, the rights of the Issuer, and the rights, duties and obligations of the Company, the Trustee and the Holders of the Bonds and the terms upon which the Bonds are issued and secured.

     Interest on the Bonds.

     The Bonds shall bear interest as provided below:


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     (a)  Base Interest. From Bond Closing until the Conversion Date, the Bonds shall bear interest calculated and payable as follows (which shall be referred to herein as "Base Interest"):

          (i) During the Initial Period, the Bonds shall bear Base Interest at a rate equal to 9.0% per annum payable on each payment date specified in paragraph (d)(1) below.

          (ii) During the Second Period, the Bonds shall bear Base Interest at a rate equal to 9.0% per annum for the first six months thereof; 8.0% per annum from and after the first day of the seventh month thereof to (but not including) the Amendment Date; and 7.25% per annum thereafter, payable on each payment date specified in paragraph (d)(1) below. Base Interest shall be calculated on the basis of a year of 365 days, actual days elapsed.

          (iii) In addition to the Base Interest which accrues as described in
     (a)(i) and (ii) above, additional Base Interest shall accrue on the Bonds from February 2, 1987 through March 14, 1987 in the amount of $560,000, which additional Base Interest shall be payable in full on the first Interest Payment Date for Base Interest.

          (iv) Accrued and unpaid Base Interest in the amount of $309,399 as of the Amendment Date (which amount is referred to as the "Base Deferred Interest Amount") shall be deferred without interest until paid. The Base Deferred Interest Amount shall be payable subsequent to the Amendment Date on the earliest possible payment dates specified in paragraph (d)(3) below on the basis and to the extent of 100% of Net Sale or Refinancing Proceeds, after the payment of accrued and unpaid Base Interest (and interest thereon) other than the Base Deferred Interest Amount, and prior to the payment of Deferred Interest and Contingent Interest.

     Notwithstanding that the Base Deferred Interest Amount shall be deferred without interest until paid as provided in this paragraph (a)(iv), any Base Interest due and payable from and after the Amendment Date which remains unpaid from time to time (specifically excluding the Base Deferred Interest Amount) shall accrue interest thereon at the rate of 12.00% per annum (compounded annually) until paid, and the payment so in default shall continue as an obligation of the Company as provided in Section 4.02(2) of the Loan Agreement.

          (v) In addition to the Base Interest which accrues as described above in paragraphs (a)(i), (ii), (iii) and (iv), additional Base Interest shall


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     accrue on the Bonds from the Amendment Date to December 31, 1999 in the amount of $75,000, payable at the rate of $3,125 monthly commencing on the first Interest Payment Date for Base Interest in January, 1998 and continuing through the first Interest Payment Date for Base Interest in December, 1999.

     (b) Contingent Interest. After the Initial Period and through the Conversion Date, the Bonds also shall bear interest calculated and payable as follows:

          (1) Primary Contingent Interest. During each year or part thereof of the Second Period, to (but not including) the Amendment Date, the Bonds shall bear Contingent Interest at an annual rate equal to the Primary Contingent Interest Rate payable on the basis and to the extent of 100% of Net Cash Flow for each such year or part thereof, or, to the extent not fully paid on or before the Amendment Date because 100% of Net Cash Flow is insufficient, on the basis and to the extent of 100% of Net Sale or Refinancing Proceeds (after the payment of Base Interest including the Base Deferred Interest Amount), all as provided below.

     Contingent Interest equal to Maximum Primary Contingent Interest shall be payable on the Bonds on each payment date prior to the Amendment Date specified in paragraph (d)(2) below on the basis and to the extent of 100% of Net Cash Flow, measured for purposes of such payment and subject to the adjustments and reconciliation as specified in paragraph (e) below. If 100% of Net Cash Flow is insufficient to pay the Maximum Primary Contingent Interest, then there shall be payable the maximum amount possible to the extent of 100% of Net Cash Flow (which amount is referred to as the "Primary Contingent Interest").

     The difference between the Maximum Primary Contingent Interest and the Primary Contingent Interest shall be deferred with interest thereon at 9.0% per annum, compounded annually, until the Amendment Date (such difference together with the compounded interest thereon is referred to collectively with all such amounts previously deferred and unpaid as "Primary Deferred Interest"). Primary Deferred Interest in the amount of $1,412,863 which remains accrued and unpaid as of the Amendment Date (which amount is referred to as the "Primary Deferred Interest Amount") shall be deferred without interest until paid, and shall be payable subsequent to the Amendment Date on the earliest possible payment dates specified in paragraph (d)(3) below on the basis and to the extent of 100% of Net Sale or Refinancing Proceeds, after the payment of accrued Base Interest (and interest thereon) and the Base Deferred Interest Amount, and prior to the payment of Supplemental Deferred Interest and


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     Supplemental Contingent Interest payable from Net Sale or Refinancing
     Proceeds.

     From and after the Amendment Date, no further Maximum Primary Contingent Interest (other than the Primary Deferred Interest Amount) shall be due or payable.

          (2) Supplemental Contingent Interest. During each year or part thereof of the Second Period, the Bonds shall also bear Contingent Interest at an annual rate equal to the Supplemental Contingent Interest Rate payable on the basis and to the extent of 15% of so much of Net Cash Flow for each such year or part thereof as remains after reducing Net Cash Flow by the amount of any payments on the basis of Net Cash Flow specified above in paragraph (b)(1) or, to the extent not fully paid because 15% of Net Cash Flow remaining after reducing Net Cash Flow by the amount of such payments is insufficient, on the basis and to the extent of 15% of so much of Net Cash Flow as remains after reducing Net Cash Flow by the amount of any payments on the basis of Net Cash Flow specified above in paragraph (b)(1), and 15% of so much of Net Sale or Refinancing Proceeds as remains after reducing Net Sale or Refinancing Proceeds by the amount of any payments on the basis of Net Sale or Refinancing Proceeds specified above in paragraphs
     (a)(iv) and (b)(1), all as provided below.

     Contingent Interest equal to Maximum Supplemental Contingent Interest shall be payable on the Bonds on each payment date specified in paragraph (d)(2) below on the basis and to the extent of 15% of so much of Net Cash Flow as remains after reducing Net Cash Flow by the amount of any payments on the basis of Net Cash Flow specified above in paragraph (b)(1), measured for purposes of such payment and subject to the adjustments and reconciliation as specified in paragraph (e) below. If 15% of Net Cash Flow after such payments is insufficient to pay the Maximum Supplemental Contingent Interest payable on any payment date specified in paragraph (d)(2) below, then there shall be payable the maximum amount possible on the basis and to the extent of 15% of Net Cash Flow after such payments (which amount is referred to as the "Supplemental Contingent Interest").

     The difference between the Maximum Supplemental Contingent Interest and the Supplemental Contingent Interest shall be deferred without interest (such difference is referred to collectively with all such amounts previously deferred as "Supplemental Deferred Interest") and shall thereafter be payable on the earliest possible payment dates specified in paragraph
     (d)(2)below on the basis and to the extent of 15% of so much of Net Cash Flow as remains after reducing Net Cash Flow by the amount of


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     any such payments on the basis of Net Cash Flow specified above in paragraph (b)(1), measured for purposes of such payment and subject to the adjustments and reconciliation as specified in paragraph (e) below. Supplemental Deferred Interest shall be paid on the basis and to the extent of 15% of Net Cash Flow remaining after reducing Net Cash Flow by the amount of such payments specified in paragraph (b)(1), before any Supplemental Contingent Interest is paid on such basis.

     To the extent that Maximum Supplemental Contingent Interest and all Supplemental Deferred Interest are not fully paid on the basis and to the extent of 15% of Net Cash Flow remaining after reducing Net Cash Flow by the amount of such payments on payment dates specified in paragraph (d)(2) below, they shall be payable on the basis and to the extent of 15% of so much of Net Sale or Refinancing Proceeds as remains after deducting any payments on the basis of Net Sale or Refinancing Proceeds specified above in paragraphs (a)(iv) and (b)(1) on the earliest possible payment dates specified in paragraph (d)(3) below.

     All payments of additional Base Interest pursuant to (a)(v) above shall be credited to the payment of Supplemental Deferred Interest and Supplemental Contingent Interest otherwise due and payable from Net Cash Flow pursuant to this paragraph (b)(2), for the period commencing from and after the Amendment Date to and through December 31, 1999.

     (c)  Reserved.

     (d) Payment Dates for Interest. The Interest payable on the Bonds to the Conversion Date as provided above shall be payable on the following dates:

          (1) Base Interest shall be payable (i) on each Interest Payment Date for Base Interest, (ii) on each redemption date before the Conversion Date (but only with respect to the Bonds redeemed), and (iii) on the Conversion Date.

          (2) Contingent Interest and Deferred Interest that is payable on the basis of Net Cash Flow shall be payable (i) on each Interest Payment Date for Contingent Interest and Deferred Interest to and including the Conversion Date, (ii) on each redemption date during the Second Period (but only with respect to the Bonds redeemed), (iii) on each date on which Contingent Interest and Deferred Interest is payable from Net Sale or Refinancing Proceeds (as provided in paragraph (d)(3) below), and (iv) on the Conversion Date.


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          (3) The Base Deferred Interest Amount, the Primary Deferred Interest
     Amount, Contingent Interest and Deferred Interest that is payable on the basis of Net Sale or Refinancing Proceeds shall be payable on the next Interest Payment Date for any interest succeeding by at least thirty (30) days the date of the Event of Sale or Refinancing relating to the Sale of the Project or Refinancing of the Project, except in the case of (x) a Refinancing of the Project described in clause (i) or (iv) of the definition thereof, in which case it shall be payable on the redemption date or payment date, as the case may be, (y) a Sale of the Project described in clause (i) of the definition thereof resulting in a call of the Bonds for redemption pursuant to Section 3-1(1)(e) of the Indenture, in which case it shall be payable on the redemption date, or (z) a Refinancing of the Project described in clause (ii) of the definition thereof, in which case it shall be payable on the Initial Remarketing Date.

     (e)  Calculation of Net Cash Flow.

          (1) (i) No later than thirty (30) days before each payment date for Contingent Interest and Deferred Interest specified in paragraph (d) (2) above (or such lesser number of days as shall be the maximum number of days possible if the payment date was not known until less than forty (40) days before the payment date), the Company shall calculate Net Cash Flow for the three-month period ending on the last day of the third preceding month before such payment date and shall provide the Trustee (but only after the Trustee has accepted the duty to calculate interest pursuant to the Indenture) and the Holders (if fewer than three) (i) the analysis of such Net Cash Flow, (ii) unaudited financial statements of the Project for such three-month period and (iii) a calculation of the amount of Contingent Interest and Deferred Interest then payable.

               (ii) Notwithstanding the foregoing in clause (i), (A) except as may result from adjustments and reconciliation provided below in this paragraph (e), the period of time for which Net Cash Flow is measured for purposes of a payment date for Contingent Interest and Deferred Interest on any Bonds specified in paragraph (d)(2) hereof shall not include any time for which Net Cash Flow has been measured for purposes of a previous payment date for Contingent Interest and Deferred Interest on such Bonds specified in paragraph (d)(2) hereof, and (B) the calculation of Net Cash Flow and the amount of Contingent Interest and Deferred Interest payable therefrom on the Conversion Date shall be reconciled and adjusted to give effect to the actual amount of Net Cash Flow for the current calendar year (and the preceding calendar year if the Conversion Date falls before delivery of the audit referred to in paragraph (e)(2) hereof in the current calendar year) up to but not including the


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     Conversion Date (such actual amount of Net Cash Flow being measured by the actual amount known as of the most recent possible date and an amount reasonably estimated to be earned between such date and the Conversion
     Date) and all Contingent Interest and Deferred Interest paid during the current calendar year (and the preceding calendar year if the Conversion Date falls before delivery of the audit referred to in paragraph (e)(2) hereof in the current calendar year) in the manner described in paragraph
     (e)(3) below, except that any underpayments or overpayments of Contingent Interest and Deferred Interest shall be paid or refunded, as the case may be, on the Conversion Date.

               (iii) The amount of Net Cash Flow reflected in the analysis described above, as adjusted in the case of the analysis in connection with the Conversion Date, shall provide the basis for the calculation of Contingent Interest and Deferred Interest payable on the basis of Net Cash Flow on each payment date therefor specified in paragraph (d)(2) hereof, except as provided below. The Trustee, upon direction of the owners of a majority in principal amount of the Bonds (if it has accepted the duty to calculate interest thereon pursuant to the Indenture), or the Holders of a majority in principal amount of Bonds themselves, may request further substantiation of the Company's calculation of Net Cash Flow and may verify and correct as necessary the calculations thereof. If the Trustee or the Holders of a majority in principal amount of the Bonds do so reasonably modify such calculation, the Trustee or such Holders shall notify the Company of such modified calculation no later than ten (10) Business Days before such payment date (or such lesser number of days as shall be the maximum number of days practicable if the Trustee or such Holders received the calculation of Net Cash Flow less than thirty (30) days before the payment date) and such modified calculation shall be the basis for the calculation of Contingent Interest and Deferred Interest payable on the basis of Net Cash Flow on the payment date. Except to the extent provided in this paragraph (e)(1) with respect to the Conversion Date, the analysis and payment on the basis of Net Cash Flow described in this paragraph
     (e)(1) is intended to provide a preliminary payment of Contingent Interest and Deferred Interest on the basis of Net Cash Flow prior and subject to the adjustment and reconciliation process described in paragraphs (e)(2) and (e)(3) hereof.

          (2) No later than March 15 of each calendar year (up to and, unless the Conversion Date falls before delivery of the audit, including the calendar year in which the Conversion Date occurs) the Company shall provide to the Issuer, the Trustee and the Holders of the Bonds (if fewer than three) an audit of the operations of the Project for the preceding calendar year prepared and certified by an Accountant acceptable to the


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     Trustee (if it has accepted the duty to calculate interest pursuant to the
     Indenture), Company and the Holders (if fewer than three) in accordance with generally accepted auditing standards. The audit shall state the actual amount of Net Cash Flow for that calendar year and shall calculate all Contingent Interest and Deferred Interest paid and payable from Net Cash Flow during such calendar year pursuant hereto.

          (3) The audit prepared in accordance with paragraph (e)(2) shall state the amount of Contingent Interest and Deferred Interest payable and paid during the subject calendar year. If the amounts of Contingent Interest and Deferred Interest payable on the basis of Net Cash Flow (measured on the basis of actual Net Cash Flow for such calendar year according to the audit) exceeded the amount paid, then there shall be payable to the Holders of the Bonds any such payable and unpaid amounts on the payment date for Contingent Interest and Deferred Interest specified in paragraph (d)(2) hereof immediately following the receipt by the Trustee and the said Holders of the audit. If the amount of Contingent Interest and Deferred Interest payable on the basis of Net Cash Flow (measured on the basis of actual Net Cash Flow for such calendar year according to the audit) is less than the amount actually paid, such overpaid amount shall be credited against any other interest payments (whether Base Interest or Contingent Interest and Deferred Interest) or other payments due from the Issuer to the Holders of the Bonds on the Payment Date (or Payment Dates) immediately following the receipt by the Trustee and the said Holders of the audit and the Holders shall not be required to refund any such amount unless the crediting does not exhaust the overpayment, in which case the balance of the overpayment will be refunded by the Holders on the Conversion Date.

     (f) Fair Market Value of the Project for Purposes of Determining Refinancing Proceeds.

          (1) In order to calculate the fair market value of the Project for purposes of determining Sale or Refinancing Proceeds in the event of a Refinancing of the Project (other than a Refinancing of the Project described in clause (iii) of the definition thereof) the fair market value of the Project is required to be determined as set forth below, such determination to be completed no later than fifteen (15) days before the date on which Contingent Interest and Deferred Interest are payable on the basis and to the extent of Net Sale or Refinancing Proceeds or as soon thereafter as possible (but not after the said payment date if the notice described in the following sentence cannot be given at the time specified). The Company shall give notice to the Trustee and to the Holders of the Bonds of the impending Refinancing of the Project at least ninety (90) days


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     before the expected date of Refinancing of the Project or as much notice as is possible, promptly upon learning of the impending Refinancing of the Project. The Holders of all of the Bonds and the Company may jointly determine and agree upon the fair market value of the Project but must do so at least sixty (60) days before the proposed date of the Refinancing of the Project; failing such agreement the Holders of a majority in principal amount of the Bonds shall select an independent M.A.I. appraiser and the Company shall select an independent M.A.I. appraiser. The appraisers shall jointly determine and agree upon the fair market value of the Project. If the two appraisers are unable to agree upon the fair market value of the Project at least thirty (30) days before the proposed date of the Refinancing of the Project, the Holders and the Company shall select a third independent M.A.I. appraiser. If such Holders and the Company are unable to agree upon a third appraiser by such date, the two appraisers shall select the third appraiser. If the two appraisers are unable to agree upon the third appraiser at least twenty-five (25) days before the proposed date of the Refinancing of the Project, such Holders or Company may petition any court of competent jurisdiction for the appointment of the third independent appraiser. As early as practicable, but prior to the expected date of the Refinancing of the Project, the third appraiser shall select from between the two appraisals the one which the third appraiser believes to assess more accurately the fair market value of the Project and the appraisal so selected shall be the fair market value of the Project, shall provide the basis for the calculation of Contingent Interest and Deferred Interest payable on the basis of Net Sale or Refinancing Proceeds in the event of a Refinancing of the Project (other than a Refinancing of the Project described in clause (iii) of the definition thereof) on each payment date therefor specified in paragraph (d)(3) hereof and shall be binding upon the Company and the Holders of the Bonds. The fees and expenses of the appraiser selected by each party shall be borne by the party selecting the appraiser and the cost of the third appraiser shall be borne equally by the Company and the Holders of the Bonds.

          (2) The fair market value of the Project for purposes of this paragraph (f) shall reflect the amount each appraiser believes an informed and willing purchaser under no compulsion to purchase the Project would pay to an informed and willing seller under no compulsion to sell the Project, less those costs of a sale appropriate to the marketplace within which the Project would be sold. Such determination shall take into consideration such factors as the appraisers may deem relevant. Except as provided below, the fair market value of the Project set forth in an appraisal shall be determined as of the date of such appraisal.


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


          (3) If the Refinancing of the Project is based upon a redemption of Bonds pursuant to Section 3-1(1)(b) or (h) of the Indenture, the fair market value of the Project shall be determined as of the day before the occurrence of any events requiring the payment of Insurance Proceeds or a Condemnation Award, as if such events had not occurred and were not anticipated.

     (g) Interest After Initial Remarketing Date. From and after the Initial Remarketing Date, if all of the Bonds have been remarketed pursuant to the Indenture, the Bonds shall bear interest at the Reset Rate as determined pursuant to Section 2-13 of the Indenture.

          (h) Interest Limitation. Notwithstanding anything elsewhere contained in this Bond or in the Indenture, (a) total interest on the Bonds, cumulative from the date of issuance hereof until the Conversion Date, shall not exceed the sum of 14.5% per annum, simple and noncompounded for each year from such date of issuance to the date of calculation; and (b) if the interest rate on the Bonds shall at any time be deemed to be in excess of the maximum rate permitted by law, then the Bonds shall instead bear interest at the maximum rate permitted by such law. Any excess payment of interest shall be deemed to be a credit against the unpaid principal amount of the Bonds and the principal amount of the Bonds shall be reduced prorata by such amount and interest shall no longer accrue on such credit amount.

     The Bonds are subject to prepayment and redemption (or purchase) prior to maturity in whole or in part at such time or times, under such circumstances at such redemption price and in such manner as is set forth in the Indenture. Upon an election by the Holder of a redemption in whole of the Bonds pursuant to
Section 3-1(1)(f) of the Indenture, at the direction of the Company given not less than 60 days in advance, either (i) the Bonds shall be redeemed on the date specified in the notice to the Issuer, the Trustee, and the Company from the Holder described in Section 3-1(1)(f) of the Indenture or (ii) the Bonds will be deemed tendered for purchase and remarketed as provided in the Indenture on the date specified in the notice to the Issuer, the Trustee, and the Company from the Holder described in said Section 3-1(1)(f), or on such earlier Interest Payment Date selected by the Company in its direction to remarket the Bonds but in no event before the Interest Payment Date following the Reference Month in 2003. The Bonds may only be remarketed if the conditions specified in the Indenture are met which conditions include requirements that either the Bonds be rated and that certain disclosures be made in connection with such remarketing or that the remarketing be limited to certain institutional investors who shall agree to restrictions on the transfer thereof.

     The purchase price of the Bonds so remarketed in lieu of redemption shall be the principal amount thereof plus accrued interest including all Base Interest, the Base Deferred Interest Amount, Contingent Interest and Deferred Interest (including the Primary Deferred Interest Amount) to the Initial Remarketing Date and shall be payable on the Initial Remarketing Date. If the conditions to remarketing of the Bonds set forth in the Indenture are not satisfied, or if the Bonds are not successfully remarketed, or if the full purchase price thereof is not paid or available for payment on the Initial Remarketing Date, or if all Interest (including Contingent Interest and Deferred Interest) and principal payable on the Bonds up to and including the Initial Remarketing Date has not been fully paid, then all Bonds tendered shall be redeemed and not remarketed pursuant to Section 3-1(1)(d) of the Indenture.

     In the event of either optional or mandatory redemption by lot, the Trustee shall assign to each Bond then Outstanding (as defined in the Indenture) a distinctive number for each $5,000 of the principal amount of such Bond. The Trustee shall then select by lot, using such method of selection as it shall deem proper in its discretion, from the numbers so assigned to such Bonds, as many numbers as, at $5,000 for each number, shall equal the principal amount of such Bonds to be redeemed. The Bonds to be redeemed shall be the Bonds to which were assigned numbers so selected. Provided, however, that only so much of the principal amount of such Bond of a denomination of more than $5,000 shall be redeemed as shall equal $5,000 for each number for each number assigned to it and so selected. If a Bond may be redeemed only in part, it shall be surrendered to the Trustee (with, if the Issuer or the Trustee so requires, a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond, without service charge, a new Bond or Bonds of the same series, of any authorized denomination or denominations, as requested by such Holder, having the same stated maturity and interest rate of any authorized denomination in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered.

     In addition to the foregoing, if under certain circumstances an Event of Default, as defined in the Indenture shall occur, the principal of all Bonds and all interest accrued thereon (including all unpaid Base Interest, Contingent Interest and Deferred Interest) shall be declared due and payable in the manner and with the effect provided in the Loan Agreement and Indenture.

     If the date for payment of the principal of, premium, if any, or Interest on this Bond shall be a Saturday, Sunday, legal holiday or a day on which banking institutions in the city where the principal corporate trust office of the Trustee or Bank is located are authorized by law or executive order to close, then the date for such payment shall be the next succeeding day which is not a Saturday, Sunday, legal holiday or a day on which such banking institutions are authorized to close.

     Notice of redemption or purchase shall be published (if required by law) at least once before the redemption date in daily or weekly financial journals or newspapers of general circulation in Saint Paul or Minneapolis, Minnesota and New York, New York, and shall be mailed to each Registered Holder of a Bond to be redeemed but, if published notice is given, no defect in or failure to give such mailed notice of redemption shall affect the validity of the proceedings for redemption of any Bond. All Bonds so called for redemption, provided funds for their redemption have been duly deposited as set forth in the Indenture, will cease to bear interest on the specified redemption date and (except for the purpose of payment) shall no longer be protected by the Indenture and shall not be deemed Outstanding under the Indenture, and shall thereafter be payable solely from the funds provided for payment.

     This Bond and the series of which it forms a part were issued pursuant to and in full compliance with the Constitution and laws of the State of Minnesota, particularly Minnesota Statutes, Chapter 462C, and pursuant to resolutions adopted and approved by the City and the Issuer, which resolutions authorized the Project and the execution and delivery of the Indenture, and the issuance of the Bonds as special, limited obligations payable solely from revenues derived from the Loan Agreement except that under certain circumstances the Bonds may be payable from Bond proceeds, insurance proceeds, Condemnation proceeds, and the proceeds of any other security given for the Loan. The Loan repayments under the Loan Agreement are scheduled to be sufficient to pay the principal of, premium, if any, and interest on the Bonds as the same become due and payable and are to be paid to the Trustee for the account of the Issuer and credited to the Bond Fund as a special trust fund account created by the Issuer and have been and are hereby pledged for that purpose. The Bonds and the interest due thereon are issued without moral obligation on the part of the Issuer, the City, the State of Minnesota or any of its political subdivisions, and do not and shall never constitute a general indebtedness of the Issuer or the City within the meaning of any state constitutional or statutory provision and do not and shall not constitute or give rise to a pecuniary liability or moral obligation of the Issuer or the City or a charge against their general credit or taxing powers, or to the extent permitted by law, any pecuniary liability of any officer, employee or agent of the Issuer or the City.

     The Registered Holder of the Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. Modifications or alterations of the Indenture, or of any indenture supplemental thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

     Except where prohibited, to the extent permitted by and as provided in the Indenture, certain amendments or modifications can be made to the Indenture, the Loan Agreement and the Mortgage without Bondholder consent. Except as specifically provided, the terms and provisions of the Indenture, the Loan Agreement, or of any instrument supplemental thereto, may not be modified or altered except with the consent of the Registered Holders of at least 51% in aggregate principal amount of the Bonds then Outstanding thereunder, and with the consent of the City, the Issuer, the Company and the Trustee, as appropriate.

     The Indenture also contains provisions permitting Holders of a majority in aggregate principal amount of the Bonds at the time Outstanding, on behalf of all the Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Registered Holder of this Bond shall be conclusive and binding upon such Registered Holder and on all future Registered Holders of this Bond and of any Bond issued in lieu hereof whether or not notation of such consent or waiver is made upon this Bond.

     The Bonds are issued as fully registered Bonds without coupons in the denomination of $5,000 or any whole multiple thereof. The Bonds are interchangeable for one or more Bonds in authorized denominations and of the same series, aggregate principal amount, interest rate and maturity date, upon surrender thereof by the Holder at the principal office of the Trustee, in the manner and subject to the limitations provided in the Indenture. The Issuer, the Trustee and any additional paying agents may deem and treat the Registered Holder hereof as the absolute owner hereof (whether or not this Bond shall be overdue) for the purpose of receiving payment of or on account of principal hereof and Interest (except as otherwise hereinabove provided with respect to the Record Date and Special Record Date) due hereon and for all other purposes, and the City, the Trustee and any additional paying agents shall not be affected by any notice to the contrary.

     This Bond is transferable by the registered owner hereof in person or by his attorney duly authorized in writing at the office of the Trustee as registrar, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new registered Bond or Bonds, of any authorized denomination or denominations, of the same maturity and for the same aggregate principal amount will be issued to the transferee in exchange herefor.

     Prior to the Initial Remarketing Date, a Bond may only be transferred (i) to any affiliate of the Fund, an affiliate of one of the general partners of the Fund, any entity arising out of any merger or consolidation of the Fund, by operation of law, or to a trustee in bankruptcy of the Fund; (ii) by an assignment to a bank or other financial institution issuing a letter of credit or like instrument in connection with the Loan; or (iii) to one or more Institutional Investors if, in each instance, the Issuer and the Trustee receive from the transferee (A) its agreement to the transfer restrictions set forth in this paragraph in connection with subsequent transfers of the Bond and (B) evidence of the Assignment by the transferor to the transferee (or, if there is to be thereafter more than one Holder of the Bonds, evidence of the appointment and acceptance of a Trustee and assignment to the Trustee) of the transferor's rights in and to the Loan and the other rights and interest as theretofore conveyed to it by the Assignment, or an assignment of the Assignment. Subject to the limitations provided in the Indenture, this Bond is transferable by the Registered Holder hereof upon surrender of this Bond for transfer at the principal corporate trust office of the Trustee, duly endorsed or accompanied by a written instrument or instruments of transfer in the form printed on this Bond or in another form satisfactory to the Trustee and executed and with guaranty of signature of the Registered Holder hereof or his attorney duly authorized in writing, containing written instructions as to the details of the transfer of the Bond. Thereupon the Issuer shall execute (if necessary) and the Trustee shall authenticate and deliver, in exchange for this Bond, one or more new Bonds in the name of the transferee, of an authorized denomination, in aggregate principal amount equal to the principal amount of this Bond, of the same maturity, and bearing interest at the same rate.

     No service charge shall be made to the Registered Holder for any registration, transfer or exchange hereinbefore referred to, but the Trustee may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection with any transfer or exchange of Bonds, other than exchanges expressly provided in the Indenture to be made without charge to Bondholders.

     IT IS HEREBY CERFIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, to happen and to be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner, as required by law, and that the issuance of this Bond and the series of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation.

     This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture unless the Certificate of Authentication hereon shall have been executed by the Trustee.

     IN WITNESS WHEREOF, the Housing and Redevelopment Authority of the City of Saint Paul, Ramsey County, has caused this Bond to be executed in its name by the facsimile signatures of its Chairman, countersigned by its Director of Finance and Management Services and attested by its Secretary, and by the manual signature of a Responsible Agent of the Trustee acting as authenticating agent, and has caused this Bond to be sealed with a facsimile of its official seal printed hereon.

Date of Registration:               Registrable by:
April 20, 1998                                     -----------------------------
----------------------              Payable at:
                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------



                                    HOUSING AND REDEVELOPMENT
                                    AUTHORITY OF THE CITY OF
                                    SAINT PAUL, RAMSEY COUNTY,
                                    MINNESOTA
                                    /s/ D.B. Bostrom
                                    --------------------------------------------
                                    Chairman

                                    Countersigned:
                                    /s/ Joseph M. Reid
                                    --------------------------------------------
                                    Director of Finance and Management

                                    Attest:
                                    /s/ J. Benanav
                                    --------------------------------------------
                                    Secretary


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
This Bond is one of the Bonds
described in the within mentioned Indenture.

National City Bank of Minneapolis,
Trustee

By: /s/ Timothy M. Murphy
   -------------------------------
       Authorized Officer

                                   ASSIGNMENT


         For value received, the undersigned hereby sells, assigns and transfers unto ______________________________________________________________the within
Bond and does hereby irrevocable constitute and appoint ________________________ attorney to transfer the Bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated: ____________________________  ___________________________________________

         Notice: The assignor's signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or any change whatever.

Signature Guaranteed:

_______________________________

Signature's must be guaranteed by a national bank or trust company or by a brokerage firm having a membership in one of the major stock exchanges.

         The Trustee will not effect transfer of this Bond unless the information concerning the transferee requested below is provided.

Name and Address:  _____________________________________________________________

                   _____________________________________________________________

                   _____________________________________________________________
                   (Include information for all joint owners if the Bond is held by a joint account)

                              DEFINITIONAL APPENDIX
                              ---------------------

     Amendment Date: means January 1, 1998.

     Interest: means all Base Interest (including the Base Deferred Interest Amount), Contingent Interest, Deferred Interest (including the Primary Deferred Interest Amount), any interest thereon, and, subject to paragraph (h) of the Bonds, any and all amounts paid other than principal of and premium with respect to the Bonds.

     Maximum Primary Contingent Interest: means, on any payment date for Contingent Interest and Deferred Interest specified in paragraph (d) hereof, 0% for the first six months of the Second Period, and 1.0% for that portion of the Second Period commencing on the first day of the seventh month thereof and continuing to (but not including) the Amendment Date, of the aggregate principal amount of the Bonds on which Contingent Interest and Deferred Interest are then payable, times a fraction, the numerator of which is the number of days since the last date of calculation during the Second Period of Contingent Interest and Deferred Interest payable on such Bonds (or the first date of the Second Period if there is no previous date of such calculation and, in the case of the first date of such calculation after the date which is 549 days after the end of the Initial Period, the date that is 549 days after the end of the Initial Period) and the denominator of which is 365 . The Maximum Primary Contingent Interest shall be 0%, and no Maximum Primary Contingent Interest (other than the Primary Deferred Interest Amount) shall accrue or be payable, from and after the Amendment Date.

     Maximum Supplemental Contingent Interest: means, on any payment date for Contingent Interest and Deferred Interest specified in paragraph (d) hereof, seven percent (7%) of the aggregate principal amount of the Bonds on which Contingent and Deferred Interest are then payable, times a fraction, the numerator of which is the number of days since the last date of calculation during the Second period of Contingent Interest and Deferred Interest payable on such Bonds (or the first date of the Second Period if there is no previous date of such calculation) and the denominator of which is 365.

     Primary Contingent Interest Rate: means an interest rate of 0% per annum for the first six months of the Second Period, and 1.0% per annum for that portion of the Second Period commencing on the first day of the seventh month thereof and continuing to (but not including) the Amendment Date.

     Supplemental Contingent Interest Rate: means an interest rate of 7.0% per annum.